UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2011
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

100 Glenborough Drive, Suite 100
Houston, Texas	77067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On October 25, 2011, the Board of Directors of Noble Energy, Inc. (the “Company”) approved and adopted a revised Company Code of Business Conduct and Ethics (the “Code”), which shall be effective as of November 1, 2011. Principal revisions to the Code include the following:
•	Improving the Code’s readability and removing detailed policy discussions that previously were included in the body of the Code.

•	Adding the following policies:
•	an intellectual property policy governing the protection of the Company’s intellectual property and enforcement of the Company’s intellectual property rights;

•	an electronic communications policy governing the use of Company electronic communications devices; and

•	a separate policy on gifts and hospitality and commercial bribery, some of which previously had been incorporated into other policy and program provisions.
•	Expanding the policy prohibiting any adverse or retaliatory employment action against an employee who in good faith reports suspected violations of the Code.

•	The Code no longer designates the Chief Financial Officer as the Chief Compliance Officer. Instead, the Company has appointed a separate Chief Compliance Officer, who is responsible for, among other things, the Code’s implementation, maintenance, monitoring and documentation.
     A copy of the Code, as revised effective November 1, 2011, is filed as Exhibit 14.1 to this report on Form 8-K and is incorporated in this Item 5.05 by reference. A copy of the Code can be obtained free of charge from the “Corporate Governance” section of the Company’s website, www.nobleenergyinc.com, by calling (281) 872-3100, or by written request to Company’s address: 100 Glenborough Drive, Suite 100, Houston, Texas 77067-3610, Attention: Secretary.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is filed as part of this report on Form 8-K:
14.1	Noble Energy, Inc. Code of Business Conduct and Ethics (as revised effective November 1, 2011)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: October 31, 2011	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Senior Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
14.1	Noble Energy, Inc. Code of Business Conduct and Ethics (as revised effective November 1, 2011)